Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints James L. Marvin, Charles H. Cannon, Jr. and Ronald D. Mambu, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 31, 2008.

Signature	Title

/s/ Charles H. Cannon, Jr.
Charles H. Cannon, Jr.	President and Chief Executive Officer (Principal Executive Officer)

/s/ Ronald D. Mambu
Ronald D. Mambu	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ C. Maury Devine
C. Maury Devine	Director

/s/ Jeffrey W. Carr
Jeffrey W. Carr	Director

/s/ William H. Schumann
William H. Schumann	Director